UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective on April 6, 2020, David J. Shulkin, M.D. was appointed as a new member of the OraSure Technologies, Inc. (the “Company”) Board of Directors (the “Board”). Dr. Shulkin will serve as a Class I Director with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders. Dr. Shulkin has also been appointed to serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) and Stock Award Plan, Dr. Shulkin was granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000. The foregoing grant will vest two years following the grant date. Vesting will be accelerated in the event of a change in control involving the Company. Dr. Shulkin will also receive fees and additional equity compensation pursuant to the Policy.

There are no arrangements or understandings between Dr. Shulkin and any other person pursuant to which he was selected as a Director of the Company. Dr. Shulkin does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Dr. Shulkin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Director Resignation

Aradhana Sarin, M.D. recently informed the Company that she has decided to resign from the Board so that she can focus on her responsibilities as Chief Financial Officer at Alexion Pharmaceuticals. Dr. Sarin’s resignation will be effective immediately prior to the Company’s Annual Meeting of Stockholders scheduled for May 19, 2020 (the “Annual Meeting”). Dr. Sarin is currently a Class II Director and serves as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. As a result, Dr. Sarin will not stand for re-election at the Company’s Annual Meeting with the other Class II Directors who are up for re-election. Dr. Sarin’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter related to the operations, policies or practices of the Company.  The Board intends to appoint Mara G. Aspinall, who also currently serves on the Audit Committee, as Chairman of the Audit Committee effective upon Dr. Sarin’s resignation.

A press release announcing Dr. Shulkin’s appointment to the Board and Dr. Sarin’s resignation is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1

Press Release of OraSure Technologies, Inc., dated April 8, 2020, announcing the appointment of David J. Shulkin, M.D. to the Company’s Board of Directors and the resignation of Aradhana Sarin, M.D. from the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: April 8, 2020	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary